UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     June 2, 2014

Big Tree Group, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-27845	84-1304106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

South Part 1-101, Nanshe Area, Pengnan Industrial Park on North Yingbinbei Road in Waisha Town of Longhu District, Shantou, Guangdong, China	515023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86)-754-8323888

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 2, 2014, the board of directors of Big Tree Group, Inc. authorized our 2014 Employee and Consultant Compensation Plan (the “2014 Plan”) initially covering 4,000,000 shares of common stock. On June 12, 2014 the Board amended the 2014 Plan to increase the number of shares of our common stock reserved for issuance upon grants to be made under the 2014 Plan to 5,000,000 shares. The 2014 Plan, as amended, also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2014 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2014 Plan, beginning with calendar year 2015, by an amount equal to 1.5% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 500,000 shares of common stock.  The purpose of the 2014 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company.  The 2014 Plan is administered by our board of directors. Plan options may either be:

•	non-qualified options,
•	awards of our common stock, or
•	rights to make direct purchases of our common stock which may be subject to certain restrictions.

Any option granted under the 2014 Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of grant.  The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant.  In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split.  Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

The board of directors has not made any grants under the plan following its adoption.  The 2014 Plan, as amended, is filed as Exhibit 10.55 to this Current Report.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                                           Description

10.55	2014 Employee and Consultant Compensation Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Big Tree Group, Inc.

Date: June 13, 2014	By: /s/ Wei Lin
Wei Lin, Chairman and Chief Executive Officer